Exhibit 10.2

FINAL RELEASE

IN CONSIDERATION of the additional retirement benefits outlined in a letter dated November 26, 2007 and the severance and other benefits promised therein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, Pierre Monahan (hereinafter called the Releasor), for myself and for my heirs, executors, successors and assigns do hereby remise, release and forever discharge BOWATER INCORPORATED, BOWATER CANADIAN FOREST PRODUCTS INC., and ABITIBIBOWATER INC. their subsidiaries, affiliated and associated corporations and the respective officers, directors, servants, agents, employees, successors and assigns of such corporations and the heirs, executors, administrators and assigns of those officers, directors, servants, agents and employees (hereinafter called the Releasees) from any and all actions, causes of action, claims, complaints, demands, suits, debts, dues, accounts, bonds, covenants, statutory rights and obligations and contracts whatsoever, whether presently known or unknown, as against the said Releasees or any of them, that I ever had, now have or hereinafter can, shall or may have by reason of or arising from:

Any fact, cause, matter or thing existing up to the present time, including, without limitation, any such fact, cause, matter or thing arising from the Releasor’s employment by the Releasees, the termination of such employment, and all rights under any retirement plan, program, arrangement, or accompanying obligation, relating to the Releasee’s employment by the Releasor.

AND THE RELEASOR HEREBY DECLARES AND ACKNOWLEDGES that he has received all amounts due to him from the Releasees in respect of any rights, payments or obligations under the Employment Standards Act (and, in particular, to the right to receive vacation pay, notice of termination, termination pay or severance pay hereunder) and that he has no further claim against the Releasees with respect to any such rights, payments or obligations.

THE RELEASOR FURTHER UNDERSTANDS AND AGREES that the fact of the compromise settlement reflected herein, the fact of this Final Release and the contents thereof and all matters and things herein referred to shall be kept by the Releasor in strict confidence unto himself and the Releasor undertakes and agrees to use all reasonable efforts to have such confidentiality maintained and observed by all others.

AND I HEREBY DECLARE that I fully understand the terms of this settlement, that the amounts (i.e., retirement benefits, severance benefits and perquisites) stated herein are the sole consideration for this Release and that I voluntarily accept this sum for the purpose of making full and final compromise, adjustment and settlement of all matters aforesaid.

Signed in Montreal this 26th day of November 2007.

/s/ Pierre Monahan
Pierre Monahan

SIGNED, SEALED AND DELIVERED
In the presence of

/s/ Georges Cabana

Witness